UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2014, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) appointed David E. Ziegler to the position of Interim Chief Financial Officer effective immediately. The Company’s prior Chief Financial Officer, Emily V. Buxton, notified the Company on April 14, 2014 of her voluntary resignation of employment from the Company effective as of May 14, 2014, and has ceased to serve as the Company’s principal financial and accounting officer. The Board is currently conducting a search for a permanent Chief Financial Officer, and intends that Mr. Ziegler will serve as the Company’s principal financial and accounting officer until such search is completed.

Since January 2014, Mr. Ziegler had served as a full-time independent advisor to the Audit Committee of the Board (the “Audit Committee”) in connection with the Audit Committee’s independent review of certain accounting matters. In that capacity, he assisted the Company and its finance department in their preparation of the Company’s recently filed financial statement restatement and subsequently filed quarterly reports on Form 10-Q and annual report on Form 10-K.

From November 2011 to April 2012, Mr. Ziegler served as the interim Chief Financial Officer of and transition consultant to Exopack Holding Corp., a manufacturer of flexible packaging products, and helped lead them through their annual report on Form 10-K filing for the year ended December 31, 2011. From May 2011 to June 2011, Mr. Ziegler served as a financial consultant to PetroLogistics LLC, a manufacturer of propylene, in connection with their filing of a registration statement on Form S-1. From January 2010 to May 2010, Mr. Ziegler served as a financial consultant to Critical Information Network, LLC, an entity specializing in providing technology-enabling learning and certification solutions. From May 2008 to June 2009, Mr. Ziegler was a financial consultant to Lighting Science Group Corporation, a publicly held international manufacture of LED lighting solutions for consumer and industrial applications. From February 2007 to March 2008, Mr. Ziegler was the interim President of The UniMark Group, Inc. (“UniMark”), an agricultural company in the citrus industry with operations in Mexico. Prior to his appointment as interim President, Mr. Ziegler served as UniMark’s Chief Financial Officer from September 2000 to May 2005 and as a director from September 2000 to June 2003. Mr. Ziegler spent the first 20 years of his career as an auditor with Arthur Andersen, the last eight as an audit partner in its Detroit and Dallas offices.

Mr. Ziegler received his Bachelor of Arts degree in Accounting and Finance, along with a Minor in Economics, from Michigan State University, and currently serves as a director of the Grant Halliburton Foundation, a non-profit organization located in Dallas, Texas. Mr. Ziegler has been a licensed certified public accountant in the State of Texas since 1981.

Mr. Ziegler has no family relationship with any director of officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer and currently does not hold a directorship with any public company.

Mr. Ziegler, who is expected to provide services on a full-time basis during his tenure as the Company’s Interim Chief Financial Officer and principal financial and accounting officer, will receive compensation at a rate of $300 per hour, which arrangement has been approved by the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 18, 2014